Exhibit 21.1

SUBSIDIARIES OF URBAN ONE, INC.

As of December 31, 2023

Radio One Licenses, LLC, a Delaware limited liability company, is a restricted subsidiary of Urban One, Inc. and is the licensee of the following stations:

Community License

Call Sign of State Service Expiration

License Date

KHPT	Conroe	TX	Full Power FM	08/01/2029
KKBQ	Pasadena	TX	Full Power FM	08/01/2029
KMJQ	Houston	TX	Full Power FM	08/01/2029
W240DJ	Washington	DC	FM Translator	10/01/2027
W258DC	Richmond	VA	FM Translator	10/01/2027
W274BX	Petersburg	VA	FM Translator	10/01/2027
W275BK	Decatur	GA	FM Translator	04/01/2028
W281AW	Petersburg	VA	FM Translator	10/01/2027
WAMJ	Roswell	GA	Full Power FM	04/01/2028
WCDX	Mechanicsville	VA	Full Power FM	10/01/2027
WDCJ	Prince Frederick	MD	Full Power FM	10/01/2027
WERQ-FM	Baltimore	MD	Full Power FM	10/01/2027
WFXC	Durham	NC	Full Power FM	12/01/2027
WFXK	Bunn	NC	Full Power FM	12/01/2027
WHTA	Hampton	GA	Full Power FM	04/01/2028
WKJM	Petersburg	VA	Full Power FM	10/01/2027
WKJS	Richmond	VA	Full Power FM	10/01/2027
WKYS	Washington	DC	Full Power FM	10/01/2027
WMMJ	Bethesda	MD	Full Power FM	10/01/2027
WNNL	Fuquay-Varina	NC	Full Power FM	12/01/2027
WOL	Washington	DC	Full Power AM	10/01/2027
WOLB	Baltimore	MD	Full Power AM	10/01/2027
WPPZ-FM	Pennsauken	NJ	Full Power FM	06/01/2030
WPRS-FM	Waldorf	MD	Full Power FM	10/01/2027
WPZZ	Crewe	VA	Full Power FM	10/01/2027
WQOK	Carrboro	NC	Full Power FM	12/01/2027
WRNB	Media	PA	Full Power FM	08/01/2022
WTPS	Petersburg	VA	Full Power AM	10/01/2027
WUMJ	Fayetteville	GA	Full Power FM	04/01/2028
WWIN	Baltimore	MD	Full Power AM	10/01/2027
WWIN-FM	Glen Burnie	MD	Full Power FM	10/01/2027
WXGI	Richmond	VA	Full Power AM	10/01/2027
WYCB	Washington	DC	Full Power AM	10/01/2027

Radio One of Charlotte, LLC, a Delaware limited liability company, the sole member of which is Urban One, Inc., is a restricted subsidiary of Urban One, Inc. Charlotte Broadcasting, LLC is a Delaware limited liability company, the sole member of which is Radio One of Charlotte. Radio One of North Carolina, LLC is a Delaware limited liability company, the sole member of which is Charlotte Broadcasting. Radio One of North Carolina is the licensee of the following stations:

Community License

Call Sign of State Service Expiration

License Date

W273DA	Charlotte	NC	FM Translator	12/01/2027
WBT	Charlotte	NC	Full Power AM	12/01/2027
WBT-FM	Chester	SC	Full Power FM	12/01/2027
WFNZ	Charlotte	NC	Full Power AM	12/01/2027
WFNZ-FM	Harrisburg	NC	Full Power FM	12/01/2027
WLNK	Charlotte	NC	Full Power FM	12/01/2027
WPZS	Indian Trail	NC	Full Power FM	12/01/2027

Gaffney Broadcasting, LLC is a South Carolina limited liability company, the sole member of which is Charlotte Broadcasting. Gaffney Broadcasting is the licensee of the following station:

Community License

Call Sign of State Service Expiration

License Date

WOSF	Gaffney	SC	Full Power FM	12/01/2027

Radio One of Texas II, LLC, a Delaware limited liability company, the sole member of which is Urban One, Inc., and is a restricted subsidiary of Urban One, Inc. Radio One of Texas II, LLC is the licensee of the following stations:

Community License

Call Sign of State Service Expiration

License Date

KBXX	Houston	TX	Full Power FM	08/01/2029
KZMJ	Gainesville	TX	Full Power FM	08/01/2029

Blue Chip Broadcasting, Ltd. an Ohio limited liability company, the sole member of which is Urban One, Inc., and is a restricted subsidiary of Urban One, Inc. Blue Chip Broadcasting, Ltd is the licensee of the following station:

Community License

Call Sign of State Service Expiration

License Date

WQMC-LD	Columbus	OH	Low Power Digital TV	10/01/2029

Blue Chip Broadcasting Licenses, Ltd. is an Ohio limited liability company, the sole member of which is Blue Chip Broadcasting, Ltd. Blue Chip Broadcasting Licenses Ltd. is the licensee of the following stations:

Community License

Call Sign of State Service Expiration

License Date

W233CG	Cleveland	OH	FM Translator	10/01/2028
W268CM	Cincinnati	OH	FM Translator	10/01/2028
WCKX	Columbus	OH	Full Power FM	10/01/2028
WDBZ	Cincinnati	OH	Full Power AM	10/01/2028
WENZ	Cleveland	OH	Full Power FM	10/01/2028
WERE	Cleveland Heights	OH	Full Power AM	10/01/2028
WHTD	London	OH	Full Power FM	10/01/2028
WIZF	Erlanger	KY	Full Power FM	08/01/2028
WJMO	Cleveland	OH	Full Power AM	10/01/2028
WJYD	Circleville	OH	Full Power FM	10/01/2028
WOSL	Norwood	OH	Full Power FM	10/01/2028
WXMG	Lancaster	OH	Full Power FM	10/01/2028
WZAK	Cleveland	OH	Full Power FM	10/01/2028

New Mableton Broadcasting Corporation, a Delaware corporation, is a wholly owned subsidiary of Urban One, Inc. and is the licensee of the following station:

Community License

Call Sign of State Service Expiration

License Date

WPZE	Mableton	GA	Full Power FM	04/01/2028

Radio One of Indiana, L.P. is a Delaware limited partnership. Urban One, Inc. is the general partner and 99% owner of Radio One of Indiana, L.P. Charlotte Broadcasting, LLC is the limited partner and 1% owner of Radio One of Indiana, L.P. Radio One of Indiana, LLC is a Delaware limited liability company, the sole member of which is Radio One of Indiana, L.P. Radio One of Indiana, LLC is the licensee of the following stations:

Community License

Call Sign of State Service Expiration

License Date

W224DI

Indianapolis

IN

FM Translator

08/01/2028

W228CX

Indianapolis

IN

FM Translator

08/01/2028

W236CR

Indianapolis

IN

FM Translator

08/01/2028

W286CM

Indianapolis

IN

FM Translator

08/01/2028

W298BB

Indianapolis

IN

FM Translator

08/01/2028

WDNI-CD

Indianapolis

IN

Digital Class A

08/01/2029

WHHH

Speedway

IN

Full Power FM

08/01/2028

WIBC

Indianapolis

IN

Full Power FM

08/01/2028

WLHK

Shelbyville

IN

Full Power FM

08/01/2028

WTLC

Indianapolis

IN

Full Power AM

08/01/2028

WTLC-FM

Greenwood

IN

Full Power FM

08/01/2028

WYXB

Indianapolis

IN

Full Power FM

08/01/2028

Satellite One, LLC is a Delaware limited liability company, the sole member of which is Urban One, Inc.

Radio One Cable Holdings, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Urban One, Inc. Radio One Cable Holdings, LLC holds an interest in TV One, LLC, a Delaware limited liability company.

Radio One Media Holdings, LLC is a Delaware limited liability company, the sole member of which is Urban One, Inc. Radio One Media Holdings, LLC owns 80.0% of the common stock of Reach Media, Inc., a Texas corporation.

Radio One Distribution Holdings, LLC is a Delaware limited liability company, the sole member of which is Urban One, Inc. Radio One Distribution Holdings, LLC is the sole member of Distribution One, LLC which is a Delaware limited liability company.

Interactive One, Inc., a Delaware corporation, is a wholly owned subsidiary of Urban One, Inc. and the sole member of Interactive One, LLC.

Interactive One, LLC, is a Delaware limited liability company, the sole member of which is Interactive One, Inc.

Radio One Urban Network Holdings, LLC, is a Delaware limited liability company, the sole member of which is Urban One, Inc.

Radio One Entertainment Holdings, LLC, is a Delaware limited liability company, the sole economic and majority voting member of which is Urban One, Inc.

BossipMadameNoire, LLC, is a Delaware limited liability company, the sole member of which is Urban One, Inc.

RO One Solution, LLC, is a Delaware limited liability company, the sole member of which is Urban One, Inc.

Urban One Productions, LLC, is a Delaware limited liability company, the sole member of which is Urban One, Inc.

Urban One Entertainment SPV, LLC, is a Delaware limited liability company, the sole economic and majority voting member of which is Radio One Entertainment Holdings, LLC, a wholly owned subsidiary of Urban One, Inc.

T Tenth Productions, LLC, is a Delaware limited liability company, the sole member of which is TV One, LLC.

Charlie Bear Productions, LLC, is a Maryland limited liability company, the sole member of which is TV One, LLC.

CLEOTV, LLC, is a Delaware limited liability company, the sole member of which is TV One, LLC.